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                                                                     EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


Varlen Corporation:

We consent to the incorporation by reference in the Registration Statements of Varlen Corporation and subsidiaries on Form S-8, File No. 33-55132; Form S-8, File No. 33-60995; Form S-3, File No. 333-33909; and Form S-8, File No. 333-45673 of our reports dated March 2, 1998, appearing in and incorporated by referennce in this Annual Report on Form 10-K of Varlen Corporation and subsidiaries for the year ended January 31, 1998.



DELOITTE & TOUCHE LLP


Chicago, Illinois
April 20, 1998